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                [LETTERHEAD OF GAFFNEY, CLINE & ASSOCIATES LTD]

                                                                   EXHIBIT 23.4

                                          4th June, 1998

The Directors,
Independent Energy Holdings plc.,
Dominion Court,
43 Station Road,
Solihull,
West Midlands,
B91 3RT.

Dear Sirs,

                RE: CONSENT OF GAFFNEY, CLINE & ASSOCIATES LTD.

  We hereby consent to the incorporation by reference and to the use of our report "Proved Gas Reserves Net to Independent Energy (UK) Limited at 1st April, 1998" as under headings "Natural Gas Reserves" and "Experts" in the Registration Statement on Form F-1.

                                          Yours sincerely
                                          GAFFNEY, CLINE & ASSOCIATES LTD.

                                          /s/ John McGhee
                                          -------------------------------------
                                          John McGhee
                                          Director

Blacknest, Alton,
England.
4th June, 1998